SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2011

MOKITA VENTURES, INC.

 (Exact name of Company as specified in its charter)

Nevada	333-167275	46-0525378
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
7695 SW 104th St., Suite 210 Miami, FL 33156 (Address of principal executive offices) Phone: (305) 663-7140 (Company’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Phone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Amended Current Report on Form 8-K/A is being filed to update the biography of Mr. Eric P. Littman.  There are no other changes.

MOKITA VENTURES, INC.

Form 8-K/A

Amended Current Report

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 29, 2011, Eric P. Littman was appointed as a member of the Company’s Board of Directors.  Mr. Littman accepted such appointment on the same date.

The biography for Mr. Littman is set forth below:

ERIC P. LITTMAN.  Eric P. Littman is a member of the Company’s Board of Directors.  During the past ten years, Mr. Littman has gained significant management and business experience as the sole shareholder and President of Eric P. Littman, P.A., a Florida professional association.  Mr. Littman has successfully built his private law practice, which is primarily focused on the practice of corporate and securities law.  In light of Mr. Littman’s years of corporate and executive experience, the Board of Directors believed it was in the Company’s best interests to appoint Mr. Littman as a director.

In January 2006, the SEC instituted a civil action against Mr. Littman and others in the U.S. District Court, Middle District of Florida. In a single count against Mr. Littman, the SEC alleged that in September 2000, Mr. Littman had engaged in the sale of unregistered securities.  In December 2005, Mr. Littman, without admitting or denying the allegations of the SEC’s complaint,  consented to a judgment enjoining him from future violations of the registration provisions of the Securities Act of 1933.  Importantly, at no time did the SEC take any action against Mr. Littman as an attorney, try to prohibit him from practicing before the SEC or restrict him from being an officer or director of a public company.  Presently, Mr. Littman continues to practice before the SEC as an attorney.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOKITA VENTURES, INC.
Date: September 21, 2011	By: /s/ Irma N. Colón-Alonso
Irma N. Colón-Alonso
Chief Executive Officer, President & Director